Exhibit 1.1

EXECUTION VERSION

Tyco International Finance S.A.

U.S. $500,000,000 4.125% Notes due 2014

Fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest by Tyco International Ltd.

Underwriting Agreement

September 30, 2009

Banc of America Securities LLC

J.P. Morgan Securities Inc.

As representatives of the several Underwriters

named in Schedule I hereto,

c/o Banc of America Securities LLC

One Bryant Park

New York, New York  10036

and

c/o J.P. Morgan Securities Inc.

383 Madison Avenue, Floor 41

New York, New York  10179

Ladies and Gentlemen:

Tyco International Finance S.A., a Luxembourg public limited liability company registered with the Luxembourg Trade and Companies Register under the number B 123.550 and having its registered office at 29, Avenue de la Porte Neuve, in L-2227 Luxembourg (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, an aggregate of $500,000,000 principal amount of its 4.125% Notes due 2014 (the “Securities”).  The Securities will be fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest (the “Guarantees”) by Tyco International Ltd., a Swiss company (the “Guarantor”), and will have the terms set forth in Schedule III hereto.  The Securities and the guarantees are to be issued pursuant to the indenture, dated as of January 9, 2009, as supplemented by the second supplemental indenture, to be dated as of October 5, 2009 (together, the “Indenture”), among the Company, the Guarantor and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

The Company and the Guarantor have filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus (the file number of which is set forth on Schedule III hereto) on Form S-3, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company and the Guarantor.  The registration statement as amended to the date of this agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated May 1, 2009 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company and the Guarantor to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company and the Guarantor to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.  For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or any free writing prospectus shall include all documents subsequently filed by the Company or the Guarantor with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.  Representations and Warranties. The Company and the Guarantor, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(a)           The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company and the Guarantor, threatened by the Commission.  If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company and the Guarantor are well-known seasoned issuers (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and neither the Company nor the Guarantor has received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)           (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied, or will comply when so filed, in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Time of Delivery (as defined in Section 4(a)), the Time of Sale Prospectus, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi)  each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and at the Time of Delivery, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus,  the Prospectus or the bona fide electronic road show identified as an issuer free writing prospectus in Schedule IV hereto based upon information relating to any Underwriter furnished to the Company or the Guarantor in writing by such Underwriter through the Representatives expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c)           Neither the Company nor the Guarantor is an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any issuer free writing prospectus (as defined in Rule 433(h) under the Securities Act) that the Company or the Guarantor is required to file pursuant to Rule 433(d) under the

Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each issuer free writing prospectus that the Company or the Guarantor has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company or the Guarantor complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the issuer free writing prospectuses, if any, identified in Schedule II hereto and the electronic road show identified in Schedule IV hereto, if any, each furnished to you before first use, the Company and the Guarantor have not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any issuer free writing prospectus.

(d)           Each of the Company and the Guarantor has been duly formed and is validly existing as a company in good standing (to the extent good standing is applicable in such jurisdiction) under the laws of the jurisdiction of its formation, has the company power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing is not reasonably likely to result in a material adverse effect on the general affairs, management, consolidated financial condition, consolidated shareholders’ equity or consolidated results of operations of the Guarantor and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(e)           Each of Tyco International Holding S.a.r.l., a Luxembourg limited liability company, and ADT Security Services, Inc., a Delaware corporation (the “Significant Subsidiaries”), has been duly formed, is validly existing as a corporation or company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation (to the extent good standing is applicable in such jurisdiction), has the corporate or company power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (to the extent good standing is applicable in such jurisdiction), except to the extent that the failure to be so qualified or be in good standing is not reasonably likely to result in a Material Adverse Effect;  all of the outstanding shares of capital stock of the Company and each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims.

(f)            This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

(g)           The Securities have been duly authorized by the Company.  When executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Securities will have been duly executed, authenticated, issued and delivered and will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the effects of applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally and equitable principles of general applicability and the Securities will be entitled to the benefits of the Indenture.

(h)           The Guarantees have been duly authorized by the Guarantor.  When the Securities are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Guarantees will be the valid and binding obligations of the Guarantor, enforceable in accordance with their terms, subject to the effects of applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally and equitable principles of general applicability.

(i)            The Indenture has been duly qualified under the Trust Indenture Act, duly authorized by each of the Company and the Guarantor and, when executed and delivered in accordance with the terms of this Agreement, will constitute a valid and legally binding instrument, enforceable against the Company and the Guarantor in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally and equitable principles of general applicability; and the Securities, the Guarantees and the Indenture will conform in all material respects to the descriptions thereof in the Time of Sale Prospectus and will be in substantially the form previously delivered to you.

(j)            The execution and delivery by the Company and the Guarantor of, and the performance by them of their obligations under, this Agreement, the Indenture, the Securities and the Guarantees will not contravene (i) any provision of applicable law or the charter or other governing documents or bye-laws of the Company or the Guarantor, (ii) any agreement or other instrument binding upon the Guarantor, the Company or any of the Significant Subsidiaries that is material to the Guarantor and its subsidiaries, taken as a whole, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Guarantor, the Company or any Significant Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Guarantor of its obligations under this Agreement, the Indenture, the Securities or the Guarantees, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and the Guarantees by the Underwriters.

(k)           Except as set forth in the Time of Sale Prospectus, there has not occurred any material adverse change, or any development that is reasonably likely to involve a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Guarantor and its subsidiaries, taken as a whole, since the date of the latest audited consolidated financial statements included in the Time of Sale Prospectus.

(l)            There are no legal or governmental proceedings pending or, to the knowledge of the Company or the Guarantor, threatened to which any of the Guarantor, the Company or the Significant Subsidiaries is a party other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that, individually or in the aggregate, have had or are reasonably likely to result in a Material Adverse Effect.

(m)          Except as described in the Time of Sale Prospectus, no executive officer or director of the Company, Guarantor or any Significant Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA except for actions that, individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect.

(n)           The consolidated historical financial statements and schedules of the Guarantor and its consolidated subsidiaries incorporated by reference in the Time of Sale Prospectus present fairly the consolidated financial condition, results of operations and cash flows of the Guarantor and its subsidiaries as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and the pro forma financial information included in the Time of Sale Prospectus, if any, has been prepared in conformity with generally accepted accounting principles applied on a consistent basis, the assumptions on which such pro forma financial information has been prepared are reasonable, and such pro forma financial information has been prepared in accordance with the applicable accounting requirements of the Securities Act and the rules and regulations of the Commission thereunder.

(o)           Neither the Company nor the Guarantor is, and after giving effect to the offering and sale of the Securities and the Guarantees and the application of the proceeds thereof as described in the Time of Sale Prospectus, neither will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(p)           Each preliminary prospectus with respect to the Securities filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(q)           Prior to the date hereof, neither the Company, the Guarantor nor any of their affiliates has taken any action which is designed to or which has constituted or which might cause or result in stabilization or manipulation of the price of any security of the Company or the Guarantor in connection with the offering of the Securities.

(r)            Neither the Company nor the Guarantor is (i) in violation of the charter documents or other governing documents or bye-laws of the Company and the Guarantor, as applicable, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default has had or is reasonably likely to result in a Material Adverse Effect.

(s)           The statements set forth in the Basic Prospectus under the caption “Description of Debt Securities and Guarantee of Debt Securities” and in the Time of Sale Prospectus and the Prospectus under the caption “Description of the Notes and Guarantees”, insofar as they purport to describe the material terms of the Securities and the Guarantees, and the statements set forth in the Time of Sale Prospectus and the Prospectus under the caption “Underwriting”, insofar as they purport to describe the material provisions of the laws and documents referred to therein, fairly describe, in all material respects, those terms and provisions.

(t)            To the extent that the statements set forth in the Prospectus under the caption “Certain Luxembourg, U.S. Federal and Swiss Income Tax Considerations” purport to describe certain provisions of the tax laws referred to therein, such summaries fairly describe, in all material respects, such provisions.

(u)           Deloitte & Touche LLP, who have certified certain financial statements of the Guarantor, are an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder.

(v)           Except as disclosed in the Time of Sale Prospectus, since the date of the latest audited consolidated financial statements included in the Time of Sale Prospectus, there has been no change in internal control over the consolidated financial reporting of the Guarantor that has materially affected, or is reasonably likely to materially affect, the internal control over the consolidated financial reporting.

(w)          The Guarantor maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Guarantor’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  Except as disclosed in the Time of Sale Prospectus, the internal control over consolidated financial reporting of the Guarantor is effective and the Guarantor is not aware of any material weaknesses in its internal control over financial reporting.

(x)            The Guarantor maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Guarantor is made known to the Guarantor’s principal executive officer and principal financial officer by others within the Guarantor and its subsidiaries; and such disclosure controls and procedures are effective.

(y)           Except as is not reasonably likely to result in a Material Adverse Effect (i) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and (ii) to the best of the Company’s knowledge, the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(z)            The Company represents that the choice of law provisions set forth in this agreement are legal, valid and binding under the laws of Luxembourg, and will be recognized and given effect to by the courts of Luxembourg (unless a court determined that doing so would be contrary to public policy in Luxembourg); the Company has, under the laws of Luxembourg, the power to submit to the jurisdiction of New York courts; the irrevocable submission of the Company to the jurisdiction of the New York courts and the waiver by the Company of any immunity and any objection to the venue of the proceeding in a New York court, included in this agreement, are legal, valid and binding under the laws of Luxembourg; neither the Company nor any of its assets is entitled to immunity (or any similar defense) from suit, execution, attachment or other legal process in Luxembourg; this Agreement is in proper legal form under the laws of Luxembourg, for the enforcement thereof against the Company and nothing in Luxembourg law prevents suit upon this Agreement in the courts of Luxembourg; and it is not necessary (a) in order to enable the Underwriters to exercise or enforce their rights under this Agreement in Luxembourg or (b) by reason of the entry into and performance of this Agreement, that any of the Underwriters should be licensed, qualified, authorized or entitled to do business in Luxembourg.

(aa)         The Guarantor represents that the choice of law provisions set forth in this agreement are legal, valid and binding under the laws of Switzerland, and will be recognized and given effect to by the courts of Switzerland (unless a Swiss court has determined that doing so would be contrary to public policy in Switzerland); the Guarantor can, under the laws of Switzerland, submit to the jurisdiction of New York courts; the irrevocable submission of the Guarantor to the jurisdiction of the New York courts and the waiver by the Guarantor of any immunity and any objection to the venue of the proceeding in a New York court, included in this agreement, are legal, valid and binding under the laws of Switzerland; neither the Guarantor nor any of its assets is entitled to immunity (or any similar defense) from suit, execution, attachment or other legal process in Switzerland; this Agreement is in proper legal form under the laws of Switzerland, for the enforcement thereof against the Guarantor and nothing in Swiss law prevents suit upon this Agreement in the courts of Switzerland; and it is not necessary (a) in order to enable the Underwriters to exercise or enforce their rights under this Agreement in Switzerland or (b) by reason of the entry into and performance of this Agreement, that any of the Underwriters should be licensed, qualified, authorized or entitled to do business in Switzerland.

2.       Agreements of the Company and the Underwriters to Sell and Purchase.  Upon the basis of the representations and warranties herein contained but subject to the conditions hereinafter stated, the Company hereby agrees to issue and sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth in Schedule I hereto opposite its name at a purchase price of 99.178% of the principal amount thereof (the “Purchase Price”) in each case plus accrued interest, if any, to the Time of Delivery (as defined below).

3.       Terms of Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Company is further advised by you that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4.       Payment for and Delivery of the Securities.

(a)           Payment for the Securities shall be made by or on behalf of the Representatives to the Company in Federal (same-day) funds in New York City against delivery of such Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on October 5, 2009 or such other time and date as the Representatives and the Company may agree upon in writing.  Such time and date are herein called the “Time of Delivery”.

(b)           The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian.  The Securities shall be delivered to the Representatives at the

Time of Delivery for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid by the Company, against payment therefor plus accrued interest, if any, to the date of payment and delivery.

5.       Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters to purchase and pay for the Securities at the Time of Delivery are subject, in their discretion, to the representations and warranties of the Company and Guarantor contained in this Agreement being true and correct as of the Time of Delivery, that the Company and the Guarantor shall have each performed all of their respective obligations hereunder theretofore to be performed, and further subject to the following conditions:

(a)           On or after 1:27 p.m. on September 30, 2009 (the “Applicable Time”), there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or the Guarantor or any of their respective securities or in the rating outlook for the Company or the Guarantor by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(b)           No change, nor any development that involves a prospective change, in the consolidated financial condition, general affairs, management, consolidated shareholders’ equity or consolidated results of operations of the Guarantor and its subsidiaries, taken as a whole, has occurred since the date of the latest audited consolidated financial statements included in the Time of Sale Prospectus, otherwise than as set forth or contemplated in the Time of Sale Prospectus, the effect of which in the sole judgment of the Representatives, is material and adverse and that makes it, in the sole judgment of the Representatives, impracticable or inadvisable to market the Securities on the terms and in the manner contemplated in this Agreement and in the Prospectus.

(c)           The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates satisfactory to you as to the accuracy of the representations and warranties of the Guarantor and the Company herein at and as of such Time of Delivery, as to the performance by the Guarantor and the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (b) of this Section and as to such other matters as you may reasonably request.

(d)           Sullivan & Cromwell LLP, counsel to the Underwriters, shall have furnished to you such written opinions, dated the Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(e)           Gibson, Dunn & Crutcher LLP, special New York counsel to the Company and the Guarantor, shall have furnished to you such written opinions, dated the Time of Delivery, that will be substantially in the form previously agreed upon.

(f)            Allen & Overy Luxembourg, Luxembourg counsel to the Company, shall have furnished to you such written opinion, dated the Time of Delivery, that will be substantially in the form previously agreed upon.

(g)           Vischer, Swiss counsel to the Guarantor, shall have furnished to you such written opinion, dated the Time of Delivery, that will be substantially in the form previously agreed upon.

(h)           Appleby, Bermuda counsel to the Guarantor, shall have furnished to you such written opinion, dated the Time of Delivery, that will be substantially in the form previously agreed upon.

(i)            On the date of the Prospectus prior to the execution of this Agreement and also at the Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I.

(j)            The Underwriters shall have received at the Time of Delivery a copy of the Indenture executed by the Company and the Guarantor.

6.       Covenants of the Company and the Guarantor.  In further consideration of the agreements of the Underwriters contained or referred to in this Agreement, the Company and the Guarantor jointly and severally covenant and agree with each Underwriter as follows:

(a)           The Guarantor will furnish to you, without charge, a signed copy of the Registration Statement and will deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)           Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Guarantor will furnish to you a copy of each such proposed amendment or supplement and will not file any such proposed amendment or supplement to which you reasonably object.

(c)           The Guarantor will furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company or the Guarantor and will not use or refer to any proposed free writing prospectus to which you reasonably object.

(d)           Neither the Company nor the Guarantor will take any action that would result in an Underwriter or the Company or the Guarantor being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)           If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company and the Guarantor forthwith will prepare, file with the Commission and furnish, at their own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)            If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company and the Guarantor forthwith will prepare, file with the Commission and furnish, at their own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company and the Guarantor) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)           Promptly from time to time as you may reasonably request the Company and the Guarantor will endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities and the Guarantees; provided that neither the Company nor the Guarantor will be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

(h)           Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Guarantor will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including:  (i) the fees, disbursements and expenses of the counsel and accountants of the Company and the Guarantor in connection with the registration, issuance and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any issuer free writing prospectus prepared by or on behalf of, used by, or referred to by the Company or the Guarantor, and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456 (b)(1), if applicable) (it being understood that the foregoing does not include fees and disbursement of counsel for the Underwriters), including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable in connection with such transfer and delivery, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 5(g) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) all filing fees and the reasonable and documented fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, Inc., (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary and the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Guarantees, (vii) the cost of the preparation, issuance and delivery of the Securities and the Guarantees, (viii) the costs and expenses of the Company and the Guarantor relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Guarantor, travel and lodging expenses of the representatives and officers of the Company and the Guarantor and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the cost of printing or reproducing any Agreement among Underwriters, this Agreement, the Indenture, closing documents and any other documents in connection with the offering, purchase, sale and delivery of the Securities and the Guarantees and (x) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantor hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in clauses (iii) and (v) of this subsection (h), and Section 11 hereof, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(i)            The Company and the Guarantor will prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(j)            During the period beginning from the date hereof and continuing until the business day after the Time of Delivery, neither the Company nor the Guarantor will offer, sell, contract to sell, pledge, grant any option, make any short sale or otherwise dispose of, except as provided hereunder, any securities of the Company or the Guarantor that are substantially similar to the Securities and the Guarantees without your prior written consent.

7.       Covenant of the Underwriters.  Each Underwriter severally covenants with the Company and Guarantor not to take any action that would result in the Company or the Guarantor being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company or the Guarantor thereunder, but for the action of the Underwriter.

8.       Additional Covenants.  Each of the Company and the Guarantor, jointly and severally, covenants and agrees with the several Underwriters that, unless each has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company and the Guarantor that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company and the Guarantor, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed by the Company or the Guarantor with the Commission or retained by the Company or the Guarantor under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 6(i) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II hereto and any electronic road show.  The Company agrees that it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any such free writing prospectus consented to pursuant to this Section 8, including in respect of timely filing with the Commission, legending and record keeping.

9.       Indemnification and Contribution.

(a)           The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, each broker dealer affiliate of any Underwriter and each of their respective officers and directors from and against any and all losses, claims, damages and liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, including the final term sheet prepared and filed pursuant to Section 6(i), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, including the final term sheet prepared and filed pursuant to Section 5(i), or the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company or the Guarantor by any Underwriter through the Representatives expressly for use therein.

(b)           Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, the Guarantor, their respective directors and officers and each person, if any, who controls the Company or the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities, to which the Company or the Guarantor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, including the final term sheet prepared and filed pursuant to Section 5(i), or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company or the Guarantor by such Underwriter through the Representatives expressly for use therein.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to subsections (a) or (b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by (i) the Representatives, in the case of the parties indemnified pursuant to Section 9(a) and (ii) by the Guarantor, in the case of parties indemnified pursuant to Section 9(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to any admission of fault, culpability or failure to act by or on behalf of any indemnified person.

(d)           To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the Guarantor and the total discounts and commissions received by the Underwriters, in each case as set forth herein, bear to the aggregate offering price of the Securities.  The relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor on the one hand or by the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e)           The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to above in subsection (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to investors were offered to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10.     Termination.  The Underwriters may terminate this Agreement by written notice given to the Guarantor, if after the execution and delivery of this Agreement and prior to the Time of Delivery (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange, (ii) trading of any securities of the Guarantor shall have been suspended on the New York Stock Exchange, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal, New York State, Swiss or Luxembourg authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

11.     Effectiveness; Defaulting Underwriters.

(a)           If, at the Time of Delivery, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder at such time, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased at such time, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase at such time; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter.  If, at the Time of Delivery any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder at such time and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased at such time, and arrangements satisfactory to the Underwriters and the Guarantor for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Company or the Guarantor.  In any such case the Underwriters and the Guarantor shall have the right to postpone the Time of Delivery, but in no event for longer than seven days, in order that the required changes, if any, in the Prospectus or in any other documents or arrangements may be effected.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

(b)           If this Agreement is terminated pursuant to Section 10 (other than clause (ii) thereof), neither the Company nor the Guarantor shall be under any liability to any Underwriter pursuant to this Agreement except as provided in Section 6(h) and Section 9 hereof; but if for any other reason the sale of the Securities provided for herein is not consummated, including because any condition to the obligations of the Underwriters set forth in Section 5 is not satisfied, this Agreement is terminated pursuant to Section 10(ii) or because of any refusal, inability or failure on the part of the Company or Guarantor to perform any agreement herein or comply with any provision hereof, the Company and the Guarantor agree, jointly and severally, to reimburse the Underwriters through the Representatives on demand for all reasonable and documented out-of-pocket expenses (including fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Securities, and the Company and the Guarantor shall be under no further liability except as provided in Section 6(h) and Section 9 hereof.

12.     Submission to Jurisdiction; Appointment of Agent for Service.

(a)           Each of the Company and the Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement.  Each of the Company and the Guarantor irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.  To the extent that the Company or the Guarantor has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise)

from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Company and the Guarantor irrevocably waives, to the full extent permitted by applicable law, such immunity in respect of any such suit, action or proceeding.

(b)           Each of the Company and the Guarantor hereby irrevocably appoints CT Corporation System, with offices at 111 Eighth Avenue, New York, New York 10011, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent.  Each of the Company and the Guarantor waives, to the fullest extent permitted by applicable law, any other requirements of or objections to personal jurisdiction with respect thereto.  Each of the Company and the Guarantor represents and warrants that such agent has agreed to act as its agent for service of process, and the Company and the Guarantor each agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

13.     Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given.  The obligation of the Company and the Guarantor with respect to any sum due from either of them to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of such Underwriter of any sum in such other currency, and only to the extent that such Underwriter or controlling person of such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency.  If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, the Company and the Guarantor jointly and severally agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person of such Underwriter against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, such Underwriter or controlling person of such Underwriter agrees to pay to the Guarantor an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person of such Underwriter hereunder.

14.     Survival.  The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantor and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or the Guarantor, or any officer or director or controlling person of the Company or the Guarantor, and shall survive delivery of and payment for the Securities.

15.     Representation of the Underwriters.  The Representatives will act for the several Underwriters in connection with this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all of the Underwriters.

16.     Notice.  All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Banc of America Securities LLC, One Bryant Park, New York, New York 10036, Fax: 212-901-7881, Attention: High Grade Debt Capital Markets/Legal; and J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; if to the Guarantor shall be delivered or sent by mail, telex or facsimile transmission to the address of the Guarantor set forth in the Registration Statement, Attention: Secretary provided, however, that any notice to an Underwriter shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company and the Guarantor by you upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

17.     Successors.  This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Guarantor and, to the extent provided in Sections 9 and 12 hereof, the officers and directors of the Company and the Guarantor and each person who controls the Company or the Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

18.     Time of the Essence.  Time shall be of the essence of this Agreement.

19.     Arm’s-Length Commercial Transaction. Each of the Company and the Guarantor acknowledges and agrees that (i) the purchase and sale of the Securities and the Guarantees pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Guarantor, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantor on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Guarantor has consulted its own legal and financial advisors to the extent it deemed appropriate.  Each of the Company and the Guarantor agrees that it will not claim that the Underwriter, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Guarantor, in connection with such transaction or the process leading thereto.

20.     Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

21.     Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

22.     Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

23.     Prior Agreements.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company or the Guarantor and the Underwriters, or any of them, with respect to the subject matter hereof.

24.     Waiver of Jury Trial.  The Company, the Guarantor and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Company and the Guarantor.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

TYCO INTERNATIONAL FINANCE S.A.

By:	/s/ Peter Schieser
	Name:	Peter Schieser
	Title:	Managing Director

TYCO INTERNATIONAL LTD.

By:	/s/ Christopher J. Coughlin
Name: Christopher J. Coughlin
Title: Executive Vice President and Chief Financial Officer

Accepted as of the date hereof:

BANC OF AMERICA SECURITIES LLC

By:	/s/ Brendan Hanley
	Name:	Brendan Hanley
	Title:	Managing Director

J.P. MORGAN SECURITIES INC.

By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Vice President

On behalf of each of the Underwriters

Underwriting Agreement

SCHEDULE I

Principal Amount of Securities to be Purchased

Banc of America Securities LLC	$137,500,000
J.P. Morgan Securities Inc.	137,500,000
Citigroup Global Markets Inc.	50,000,000
Morgan Stanley & Co. Incorporated	50,000,000
Barclays Capital Inc.	24,000,000
BNP Paribas Securities Corp.	24,000,000
Deutsche Bank Securities Inc.	24,000,000
Goldman, Sachs & Co.	24,000,000
UBS Securities LLC	24,000,000
The Williams Capital Group, L.P.	5,000,000

Total	$500,000,000

SCHEDULE II

Materials other than the preliminary prospectus that comprise the Time of Sale Prospectus:

Term Sheet, dated September 30, 2009

SCHEDULE III

Issuer:	Tyco International Finance S.A.
Guarantor:	Tyco International Ltd.
Size:	$500,000,000
Maturity:	October 15, 2014
Coupon:	4.125%
Price to Public:	99.653% of face amount
Yield to Maturity:	4.202%
Spread to Benchmark Treasury:	+187.5 bps
Benchmark Treasury:	UST 2.375% due September 30, 2014
Benchmark Treasury Yield:	2.327%
Interest Payment Dates:	April 15 and October 15, commencing on April 15, 2010
Redemption Provisions:	Make whole call: T + 30 bps
Pricing Date:	September 30, 2009
Settlement Date:	October 5, 2009 (T+3)
CUSIP:	902118BM9
ISIN:	US902118BM90
Denominations:	$2,000 x $1,000
Ratings (Moody’s / S&P / Fitch):

Baa1/BBB+/BBB+

The security ratings set forth above are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal by the assigning rating organization. Each rating should be evaluated independently of any other rating.

Underwriters:

Joint Bookrunners:

Banc of America Securities LLC

J.P. Morgan Securities Inc.

Co-Managers:

Citigroup Global Markets Inc.

Morgan Stanley & Co. Incorporated

Barclays Capital Inc.

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

UBS Securities LLC

The Williams Capital Group, L.P.

SCHEDULE IV

None

ANNEX I

Pursuant to Section 5(h) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

A-I-1